Xtant Medical Announces Second Quarter 2018 Financial Results

BELGRADE, MT, Aug 7, 2018 — Xtant Medical Holdings, Inc. (NYSE American: XTNT), a leader in the development of regenerative medicine products and medical devices, today reported financial and operating results for the second quarter ended June 30, 2018.

Summary of Second Quarter 2018 Financial Highlights and Recent Announcements:

●	Revenue for the second quarter of 2018 was $18.7 million, down from $21.4 million for the second quarter of 2017
●	Gross Margin for the second quarter of 2018 was 66.6%, compared to 63.2% for the same period in the prior year
●	Net loss incurred in the second quarter 2018 was $5.0 million compared to a loss of $9.7 million in the same period of the prior year
●	Non-GAAP Adjusted EBITDA was $0.8 million, compared to a loss of approximately $2.1 million during the second quarter of 2017
●	The Company expanded its executive management team with the appointment of Kevin Brandt as Chief Commercial Officer
●	Xtant Medical stockholders approved the 2018 Equity Incentive Plan

“In reflecting on our performance through the first half of the year, I am very excited about our future as a Company,” said Carl O’Connell, Xtant Medical’s chief executive officer. “We have made very positive strides and changes so far in 2018, including the restructuring of our balance sheet with the recent debt conversion, improved gross margins, efficiencies in consolidation of operations to Belgrade, MT and now importantly, expansion of our leadership team with the recent addition of Kevin Brandt as chief commercial officer.”

Second Quarter 2018 Financial Results

Revenue for the second quarter of 2018 was $18.7 million, down from $21.4 million compared to the same period of the prior year. The decrease occurred in the Company’s fixation product lines due principally to competitive factors and a strategic focus on reducing unprofitable sales channel arrangements while improving gross margin and adjusted EBITDA. This strategic decision, which was implemented in the beginning of the third quarter last year, has contributed positively to many other areas of the business.

Gross margin for the second quarter of 2018 was 66.6%, up from 63.2% for the same period in 2017. This improvement was due to the Company’s focus on profitable sales channel relationships with higher margins, and from the benefits of restructuring some several operational areas of the organization for efficiencies and cost reduction.

Operating expenses for the second quarter of 2018 were $14.7 million, 78.6% of net revenue, down $5.2 million compared to $19.9 million in the quarter ended June 30, 2017, which was 92.9% of net revenue. The improvement occurred as the Company positions itself for future long-term growth through execution of its channel strategy, moving on from select high-commission sales arrangements, cost reduction and efficiency programs to streamline its operations, including consolidation of facilities, and lower restructuring expenses.

The net loss from operations for the second quarter of 2018 was $5.0 million compared to a loss of $9.7 million for the same period in the prior year, with a net loss per share of $0.38 compared to a net loss of $6.43 per share for the same quarter in the prior year.

Non-GAAP Adjusted EBITDA for the second quarter of 2018 was approximately $0.8 million compared to a loss of $2.1 million for the same period during 2017. The Company defines Adjusted EBITDA as net income/loss from operations before depreciation, amortization and interest expense, and as further adjusted to add back in or exclude non-cash stock-based compensation, change in warrant derivative liability, separation related expenses, Dayton transition costs and restructuring expenses. A calculation and reconciliation of net loss to non-GAAP Adjusted EBITDA can be found in the attached financial tables.

Appointment of Kevin Brandt to Executive Management Team

Kevin Brandt recently joined Xtant as the chief commercial officer. He is responsible for executing the Company’s sales and marketing initiatives, and driving the commercial strategy of the organization. Mr. Brandt brings over 28 years of orthopedic experience in the commercial space, most recently as the chief commercial officer of RTI Surgical, where he led all domestic direct lines of business. Prior to joining RTI Surgical he spent 18 years at Stryker Corporation in various senior commercial leadership positions.

Stockholders Approved the 2018 Equity Incentive Plan

The Xtant Medical stockholders approved the Xtant Medical Holdings, Inc. 2018 Equity Incentive Plan (the “2018 Plan”). The approval occurred at the 2018 annual meeting of stockholders on August 1, 2018, upon recommendation from the Board of Directors.

The 2018 Plan permits the Board, or a committee thereof, to grant to eligible employees, non-employee directors and consultants of the Company non-statutory and incentive stock options, restricted stock, restricted stock units and other stock-based awards. The Board may select 2018 Plan participants and determine the nature and amounts of awards to be granted. Subject to adjustment as provided in the 2018 Plan, the number of shares of Company common stock available for issuance under the 2018 Plan is 1,307,747 shares.

The 2018 Plan replaces the Amended and Restated Xtant Medical Equity Incentive Plan and will expire on July 31, 2028.

Convertible Debt Restructuring

In the first quarter ended March 31, 2018, the Company entered into a restructuring and exchange agreement with holders of Xtant's then outstanding 6% convertible senior unsecured notes due 2021. Pursuant to that agreement, all outstanding convertible notes, constituting $71.9 million in outstanding principal amount, plus accrued and unpaid interest, were converted into 10.6 million shares of Xtant common stock. Most of the conversions occurred on February 14, 2018, after the receipt of stockholder approval of aspects of the restructuring transaction and the effectiveness of a 1-for-12 reverse stock split, which occurred at the close of business on February 13, 2018. On February 14, 2018, the Company issued 945,819 shares of common stock in a private placement at a price per share of $7.20 for cash proceeds of $6.8 million.

Conference Call

The Company will host a conference call to discuss the second quarter 2018 financial results and business developments on Wednesday, August 8, 2018 at 9:00 AM EDT. Please refer to the information below for conference call dial-in information and webcast registration:

Conference date: August 8, 2018, 9:00 AM ET

Conference dial-in: 877-407-6184

International dial-in: 201-389-0877

Conference Call Name: Xtant Medical's Second Quarter 2018 Results Call

Webcast Registration: Click Here

Following the live call, a replay will be available on the Company’s website, www.xtantmedical.com, under “Investor Info.”

About Xtant Medical

Xtant Medical develops, manufactures and markets regenerative medicine products and medical devices for domestic and international markets. Xtant Medical products serve the specialized needs of orthopedic and neurological surgeons, including orthobiologics for the promotion of bone healing, implants and instrumentation for the treatment of spinal disease, tissue grafts for the treatment of orthopedic disorders, and biologics to promote healing following cranial, and foot and ankle surgeries. With core competencies in both biologic and non-biologic surgical technologies, Xtant Medical can leverage its resources to successfully compete in global neurological and orthopedic surgery markets. For further information, please visit www.xtantmedical.com.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA. Reconciliations of the non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables later in this release. The Company's management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the company's operations, period over period. Management uses the non-GAAP measures in this release internally for evaluation of the performance of the business, including the allocation of resources. Investors should consider non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Important Cautions Regarding Forward-looking Statements

This press release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as ‘‘continue,’’ ‘‘expects,’’ ‘‘anticipates,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘estimates,’’ ‘‘strategy,’’ “future,” ‘‘will,’’ “can” or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. The Company cautions that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the ability to increase revenue; the ability to achieve expected results; the ability to remain competitive; the ability to innovate and develop new products; the ability to engage and retain qualified personnel; government and third-party coverage and reimbursement for Company products; the ability to obtain and maintain regulatory approvals; government regulations; product liability claims and other litigation to which we may be subject; product recalls and defects; timing and results of clinical studies; the ability to obtain and protect Company intellectual property and proprietary rights and operate without infringing the rights of others; the ability to service Company debt and comply with debt covenants; the ability to raise additional financing and other factors. Additional risk factors are listed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission (SEC) on April 2, 2018 and subsequent SEC filings by the Company, including without limitation its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018. Investors are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except number of shares and par value)

	As of	As of
	June 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$6,049	$2,856
Trade accounts receivable, net of allowance for doubtful accounts of $2,118 and $1,923, respectively	10,404	12,714
Current inventories, net	22,446	22,229
Prepaid and other current assets	801	1,706
Total current assets	39,700	39,505
Non-current inventories, net	-	194
Property and equipment, net	8,928	9,913
Goodwill	41,535	41,535
Intangible assets, net	12,106	13,826
Other assets	516	732
Total Assets	$102,785	$105,705

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$7,526	$9,316
Accounts payable – related party	-	160
Accrued liabilities	4,310	15,845
Warrant derivative liability	90	131
Current portion of capital lease obligations	469	366
Total current liabilities	12,395	25,818
Long-term Liabilities:
Capital lease obligation, less current portion	353	623
Long-term convertible debt, less issuance costs	-	70,854
Long-term debt, less issuance costs	79,429	67,109
Total Liabilities	92,177	164,404
Commitments and Contingencies
Stockholders’ Equity (Deficit):
Preferred stock, $0.000001 par value; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.000001 par value; 50,000,000 shares authorized; 13,145,305 shares issued and outstanding as of June 30, 2018 and 1,514,899 shares issued and outstanding as of December 31, 2017	-	-
Additional paid-in capital	165,809	86,247
Accumulated deficit	(155,521)	(144,946)
Total Stockholders’ Equity (Deficit)	10,608	(58,699)
Total Liabilities & Stockholders’ Equity (Deficit)	$102,785	$105,705

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except number of shares and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
				(Restated)
Revenue
Orthopedic product sales	$18,653	$21,371	$36,483	$43,367
Other revenue	88	37	191	124
Total Revenue	18,741	21,408	36,674	43,491

Cost of sales	6,266	7,880	11,968	15,056

Gross Profit	12,475	13,528	24,706	28,435

Operating Expenses
General and administrative	3,402	4,527	6,425	8,655
Sales and marketing	8,545	11,137	16,894	22,134
Research and development	418	640	832	1,339
Depreciation and amortization	1,041	1,470	2,045	2,751
Restructuring expenses	1,234	1,632	1,968	1,632
Separation related expenses	55	381	55	605
Non-cash compensation expense	41	92	405	237
Total Operating Expenses	14,736	19,879	28,624	37,353

Loss from Operations	(2,261)	(6,351)	(3,918)	(8,918)

Other (Expense) Income
Interest expenses	(2,820)	(3,328)	(6,366)	(6,729)
Change in warrant derivative liability	79	(14)	41	156
Other (expense) income	-	-	(12)	11
Total Other (Expense) Income	(2,741)	(3,342)	(6,337)	(6,562)

Net Loss From Operations	$(5,002)	$(9,693)	$(10,255)	$(15,480)

Net loss per share:
Basic	$(0.38)	$(6.43)	$(1.00)	$(10.31)
Dilutive	$(0.38)	$(6.43)	$(1.00)	$(10.31)

Shares used in the computation:
Basic	13,085,668	1,507,716	10,299,090	1,501,079
Dilutive	13,085,668	1,507,716	10,299,090	1,501,079

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Six Months Ended June 30,
	2018	2017
		(Restated)
Operating activities:
Net loss	$(10,255)	$(15,477)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,228	4,171
Non-cash interest	6,205	6,211
Loss on disposal of fixed assets	205	1,586
Non-cash compensation expense/stock option expense	405	397
Provision for losses on accounts receivable and inventory	83	1,063
Change in derivative warrant liability	(41)	(156)
Changes in operating assets and liabilities:
Accounts receivable	2,152	2,544
Inventories	(388)	1,202
Prepaid and other assets	1,120	12
Accounts payable	(1,949)	(2,372)
Accrued liabilities	(421)	63
Net cash provided by (used in) operating activities	344	(756)
Investing activities:
Purchases of property and equipment and intangible assets	(288)	(1,068)
Net cash used in investing activities	(288)	(1,068)

Financing activities:
Proceeds from long-term debt	-	11,387
Payments on capital leases	(167)	(28)
Payments on revolving line credit	-	(10,448)
Expenses associated with private placement and convertible debt conversion	(3,507)	-
Proceeds from equity private placement	6,810	-
Proceeds from issuance of stock	1	-
Net cash provided by financing activities	3,137	911

Net change in cash and cash equivalents	3,193	(914)

Cash and cash equivalents at beginning of period	2,856	2,578
Cash and cash equivalents at end of period	$6,049	$1,665

XTANT MEDICAL HOLDINGS, INC.

CALCULATION OF CONSOLIDATED EBITDA AND ADJUSTED EBITDA FOR THE PERIODS ENDED JUNE 30, 2018

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
Unaudited	2018	2017	2018	2017
Net loss	$(5,002)	$(9,693)	$(10,255)	$(15,480)
Other expense		-	12	-
Depreciation & amortization	1,671	2,100	3,289	4,171
Interest expense	2,820	3,328	6,365	6,729
EBITDA (loss)	(511)	(4,265)	(589)	(4,580)
EBITDA/Total revenue	(2.7)%	(19.9)%	(1.6)%	(10.5)%
ADJUSTED EBITDA CALCULATION
Change in warrant derivative liability	(79)	14	(41)	(156)
Separation related expenses	55	381	55	605
Non-cash compensation	41	92	405	237
Dayton transition costs	120	-	233	-
Restructuring expenses	1,187	1,632	1,921	1,633
ADJUSTED EBITDA gain (loss)	$813	$(2,146)	1,984	$(2,261)
ADJUSTED EBITDA/Total revenue	4.3%	(10.0)%	5.4%	(5.2)%

Company Contact

Xtant Medical

Molly Mason

mmason@xtantmedical.com

Xtant Medical Holdings, Inc.

SOURCE: Xtant Medical Holdings, Inc.